Exhibit 24.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 8, 2011, relating to the consolidated financial statements and financial statement schedule of Sykes Enterprises, Incorporated, and the effectiveness of Sykes Enterprises, Incorporated’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Sykes Enteprises, Incorporated for the year ended December 31, 2010.

/s/ Deloitte & Touche LLP

Tampa, FL

December 21, 2011